Exhibit 10.30
AMENDMENT TO THE
                AMERICAN HOME PRODUCTS CORPORATION
SPECIAL STOCK OPTION AGREEMENT

  The Special Stock Option Agreement, dated __________, 199_, by and between American Home Products Corporation (the "Corporation") and _____________ (the "Agreement") is hereby amended by this Amendment, dated _________, 199_, by adding a new paragraph 9 which states as follows:

  9. Notwithstanding the holding period set forth in paragraph 2 of this Agreement, effective on the date that is one year after the date of grant of these options, in the event of a Change of Control (as defined below) (i) these options shall become immediately exercisable options with respect to 100 percent of the Option Shares; and (ii) the Compensation and Benefits Committee may, in its discretion and upon at least 10 days advance notice to the optionee, cancel any options and pay to the optionee in cash, the value thereof based upon the highest price per share of the Corporation's common stock received or to be received by other stockholders of the Corporation in connection with the Change of Control.

  "Change in Control" shall, unless the Board of Directors of the Corporation otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Corporation at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Corporation's stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Corporation undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Corporation. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, "Permitted Holder" means (i) the Corporation, (ii) any corporation, partnership, trust or other entity controlled by the Corporation and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any such controlled entity.

Accepted and agreed to:         AMERICAN HOME PRODUCTS CORPORATION


_________________               ___________________________
Optionee's Signature            Chairman of the Board